Exhibit 99.1

Meade Instruments
Stockholder & Investor Presentation
September 18, 2007

Safe Harbor
During the course of this presentation the Company or its representatives may make forward-looking remarks regarding future events or the future financial performance of the Company.  We wish to caution that such statements are just predictions and actual events or results may differ materially.  We refer you to the documents the Company files from time to time with the SEC.  These documents contain important factors that could cause actual results to differ materially from those contained in any forward-looking statement of the Company made in connection with this presentation.

Meade Instruments

Global consumer optics company with worldwide brand recognition in telescopes, binoculars, riflescopes and other optical products

•	Founded in 1972

•	Nasdaq: MEAD

•	Headquartered in Irvine, CA

•	Approximately 300 employees

•	FY07 (ended February 28) revenues: $101.5 MM, Q1 FY08 revenues: $17.7 MM

•	Insider Ownership: ~30%

Financial Highlights

•	Q1 FY2008 (ended May) revenues of $17.6 million versus $18.7 million in the prior year

•	Negatively impacted by closure of Discovery Stores

•	Partially offset by rebound in riflescopes

•	Q1 FY2008 EPS ($0.21) versus ($0.18) in the prior year

•	Gross margin impacted by revenues and continued inventory rationalization

•	Operating expenses decreased -17% versus prior year

•	Reiterated forecast

•	Year-over-year revenue growth in remainder of FY2008

•	Improving margins

•	Total Assets as of May 31, 2007 — $53.3 million

•	Stockholders Equity as of May 31, 2007 — $30.7 million

•	Private placement closed August 24, 2007, raising gross proceeds of $6.1 million

Current Business Highlights
•	Strong brands and global distribution network

•	Evolving business model; significant progress last year in new product activity, reducing overhead and fixing supply chain

•	New revenue initiatives in place

•	Award-winning products with worldwide recognition

•	Latest innovation: mySKY™, Your Personal Guide for Sky Exploration

•	Significant improvement in margins and operating income forecasted for FY08

Evolving Business Model

•	A review of the competitive landscape suggests a move from the current business model, that of a designer, manufacturer, and distributor of low-priced, value-oriented products...

•	to that of a cutting-edge designer and distributor of innovative, technologically exciting and consumer-friendly products that are highly differentiated from the competition.

•	Our major competitor in the astronomy category is a:
•	•Chinese manufacturer of... •Acceptable but unimaginative products at low price points. Our major competitor in the sport optics category is a:

•	U.S.-owned distributor utilizing contract Asian R&D and manufacturing while also striving for low price points.

Sales Mix (Pie Chart)
By major product category (as percent of total, FY2007)

World Class Customer Base (Logo Art Display)

Four Growth Strategies
Growth Strategy #1 (Bar Chart)
• Capitalize on improvements from supply chain initiatives

Growth Strategy #2
•	Increased marketing of all brands
	• • •	New ad campaigns Exploration of adjacent and OEM businesses Product line extensions

New Riflescope Ad Campaigns (Advertisement Art)

Appearing in Hunting and Outdoors Publications (Advertisement Art)

New Telescope and mySKY ™ Ad Campaigns (Advertisement Art)

Appearing in Astronomy and Science Publications (Advertisement Art)

Growth Strategy #3 (Map Art)
•	Improved and increased sales representation

Growth Strategy #4

•	New product introductions

•	New product category

•	Expanded target audience

•	Families

•	Campers

•	Outdoor enthusiasts

•	New set of retail customers carrying Meade for the first time

•	Compatible with Meade telescopes

•	Competitive advantage

•	Designed to increase telescope sales

Long-Term Initiative: Increase Gross Margin to 30%+ in 3-5 Years

•	Reduce overhead

•	Consolidate manufacturing facilities

•	Rationalize inventory

•	Improve efficiency of offshore production

•	Supply chain improvements

•	Fulfillment demand on time

•	Reduce shipping costs

•	Reduce spread between Gross and Net Sales

•	Higher quality = lower returns and lower mark downs

Long-Term Initiative: Reduce SG&A to 20%+ of Sales in 3-5 Years (Bar Chart)

•	Dramatic reduction in headcount levels in FY07

•	Continue to control costs

•	Reduction in facilities costs

Ongoing Initiative: Rationalize Inventory (Bar Chart)

SKU Count Dropping
• • •	F ’06 – 1099 skus F ’07 – 673 skus F ‘08 – 570 skus

Inventory Dropping
• • •	FY06 — $34.4 MM FY07 — $25.3 MM 1Q08 — $23.8 MM

Long-Term Performance Targets

•	Revenue Growth 7 – 10%

•	Gross Profit Margin32 – 37%

•	SG&A %22 – 27%

•	Operating Income Margin 10 – 15%

Meade Value Proposition
•	Strong brands and global distribution network

•	Evolving business model; significant progress last year in new product activity, reducing overhead and fixing supply chain

•	New revenue initiatives in place

•	Award-winning products with worldwide recognition

•	Latest innovation: mySKY™, Your Personal Guide for Sky Exploration

•	Significant improvement in margins and operating income forecasted for FY08